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                                                                        12/31/98
W. R. GRACE & CO., A DELAWARE CORPORATION
         U.S. SUBSIDIARIES
         -----------------


         SUBSIDIARY NAME                       STATE OF
                                               INCORPORATION
A-1 Bit & Tool Co., Inc.                          DE
Alewife Boston Ltd.                               MA
Alewife Land Corporation                          MA
Amicon, Inc.                                      DE
CCHP, Inc.                                        DE
Circe Biomedical, Inc.                            DE
Coalgrace, Inc.                                   DE
Coalgrace II, Inc.                                DE
Construction Products Dubai, Inc.                 DE
Creative Food 'N Fun Company                      DE
Cryovac Far East Holdings, LLC                    DE
Darex Puerto Rico, Inc.                           DE
Del Taco Restaurants, Inc.                        DE
Dewey and Almy, LLC                               DE
Ecarg, Inc.                                       NJ
E & C Liquidating Corp.                           DE
Five Alewife Boston Ltd.                          MA
G C Limited Partners I, Inc.                      DE
G C Management, Inc.                              DE
GEC Management Corporation                        DE
GN Holdings, Inc.                                 DE
GPC Thomasville Corp.                             DE
Gloucester New Communities Company,               NJ
Inc.
Grace A-B Inc.                                    DE
Grace A-B II Inc.                                 DE
Grace Asia Pacific, Inc.                          DE
Grace Chemicals, Inc.                             DE
Grace Chemical Company of Cuba                    IL
Grace Collections, Inc.                           DE
Grace Culinary Systems, Inc.                      MD
Grace Drilling Company                            DE
Grace Energy Corporation                          DE


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         SUBSIDIARY NAME                       STATE OF
                                               INCORPORATION
Grace Environmental, Inc.                         DE
Grace Europe, Inc.                                DE
Grace Germany Holdings, Inc.                      DE
Grace H-G Inc.                                    DE
Grace H-G II Inc.                                 DE
Grace Hotel Services Corporation                  DE
Grace International Holdings, Inc.                DE
Grace JVH, Inc.                                   DE
Grace Management Services, Inc.                   DE
Grace Offshore Company                            LA
Grace PAR Corporation                             DE
Grace Petroleum Libya Incorporated                DE
Grace Receivables Purchasing, Inc.                DE
Grace Tarpon Investors, Inc.                      DE
Grace Ventures Corp.                              DE
Grace Washington, Inc.                            DE
W. R. Grace Capital Corporation                   NY
W. R. Grace & Co.-Conn.                           CT
W. R. Grace Land Corporation                      NY
Gracoal, Inc.                                     DE
Gracoal II, Inc.                                  DE
Guanica-Caribe Land Development                   DE
Corporation
Hanover Square Corporation                        DE
Homco International, Inc.                         DE
Ichiban Chemical Co., Inc.                        DE
L B Realty, Inc.                                  DE
Monolith Enterprises, Incorporated                DC
Monroe Street, Inc.                               DE
Southern Oil, Resin & Fiberglass, Inc.            FL
Water Street Corporation                          DE




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           NON-U.S. SUBSIDIARIES
           ---------------------


                 COUNTRY/
             Subsidiary Name
ARGENTINA
W. R. Grace Argentina S.A.
WRG Argentina, S.A.
AUSTRALIA
Grace Australia Pty. Ltd.
BELGIUM
Grace N.V.
Grace Silica N.V.
BRAZIL
Grace Brasil S.A.
Grace Davison Ltda.
International Holdings Ltda.
PEADCO-Engenharia, Comercio Industria Ltda.
CANADA
GEC Divestment Corporation Ltd.
Grace Canada, Inc.
W. R. Grace Finance (NRO) Ltd.
CAYMAN ISLANDS
Grace Davison China, Inc.
CHILE
Grace Quimica Compania Limitada
COLOMBIA
Grace Colombia, S.A.
W. R. G.  Colombia S.A.
CUBA
Envases Industriales y Comerciales, S.A.
Papelera Camagueyana, S.A.
DENMARK
Grace A/S
FRANCE
W. R. Grace SAS
GERMANY
Chomerics G.m.b.H.
EAP Akustik GmbH
Emerson & Cuming G.m.b.H.
Grace Darex GmbH


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                 COUNTRY/
              Subsidiary Name

Grace G.m.b.H.
Herkules Erste Verwaltungsgesellschaft mbH
GREECE
Grace Hellas E.P.E.
HONG KONG
W. R. Grace (Hong Kong) Limited
W. R. Grace Southeast Asia Holdings Limited
INDIA
W. R. Grace & Co. (India) Private Limited
INDONESIA
PT. Grace Specialty Chemicals Indonesia
IRELAND
Amicon Ireland Limited
Grace Construction Products (Ireland) Limited
Trans-Meridian Insurance (Dublin) Ltd.
ITALY
W. R. Grace Italiana S.p.A.
JAPAN
Grace Japan Kabushiki Kaisha
KOREA
Grace Korea Inc.
MALAYSIA
W. R. Grace (Malaysia) Sendiran Berhad
W. R. Grace Specialty Chemicals (Malaysia) Sdn. Bhd.
MEXICO
Grace Container, S. A. de C. V.
W. R. Grace Holdings, S. A. de C. V.
NETHERLANDS
Amicon B.V.
Denac Nederland B.V.
Grace Davison B.V.
Storm van Bentem en Kluyver B.V.
W. R. Grace B.V.
NETHERLANDS ANTILLES
W. R. Grace N.V.
NEW ZEALAND
Grace (New Zealand) Limited


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



                COUNTRY/
            Subsidiary Name

PEOPLE'S REPUBLIC OF CHINA
Grace China Ltd.
PHILIPPINES
W. R. Grace (Philippines), Inc.
POLAND
Grace Sp. zo.o.
RUSSIA
Darex CIS LLC
SINGAPORE
W. R. Grace (Singapore) Private Limited
SOUTH AFRICA
Grace Davison (Proprietary) Limited
W. R. Grace Africa (Pty.) Limited
SPAIN
Grace, S.A.
Teroson Espanola, S.L.
SWEDEN
Grace AB
Grace Sweden AB
TAIWAN
W. R. Grace Taiwan, Inc.
THAILAND
W. R. Grace (Thailand) Limited
UNITED KINGDOM
A.A. Consultancy & Cleaning Company Limited
Cormix Limited
Borndear 1 Limited
Borndear 2 Limited
Borndear 3 Limited
Chasmbridge Limited
Darex UK Limited
Emerson & Cuming (Trading) Ltd.
Emerson & Cuming (UK) Ltd.
Grace Construction Products Limited
Servicised Ltd.
W. R. Grace Limited
VENEZUELA


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       COUNTRY/
   Subsidiary Name

Grace Venezuela, S.A.
Inversiones GSC, S.A.



                                        6